Exhibit 99.1

Media Contact Information: Sandy Pound Thermo Fisher Scientific	Investor Contact Information: Rafael Tejada Thermo Fisher Scientific
Phone: 781-622-1223	Phone: 781-622-1356
E-mail: sandy.pound@thermofisher.com	E-mail: rafael.tejada@thermofisher.com

FOR IMMEDIATE RELEASE

Thermo Fisher Scientific to Acquire Clario Holdings, Inc., Enabling Pharma and Biotech Customers to Accelerate Innovation with Deeper Clinical Insights

Expected to be immediately accretive to Adjusted Earnings Per Share (EPS)¹ after close

Attractive return profile given high growth and strong margin profile of Clario, and meaningful synergies - reflecting the company’s disciplined approach to capital deployment

Further strengthens Thermo Fisher’s position as the trusted partner to pharma and biotech customers, delivering important customer benefits

WALTHAM, Mass., October 29, 2025 – Thermo Fisher Scientific Inc. (NYSE: TMO), the world leader in serving science, today announced a definitive agreement to acquire Clario Holdings, Inc., a leading provider of endpoint data solutions for clinical trials, from a shareholder group led by Astorg and Nordic Capital, Novo Holding and Cinven, for $8.875 billion in cash at close plus potential additional earnout and other payments in the future, largely dependent on performance.

Clario integrates clinical trial endpoint data from devices, sites and patients enabling pharma and biotech customers to collect, manage and analyze clinical evidence digitally across every phase of drug development, supporting faster, more confident trial decisions. The company’s platform has supported approximately 70% of FDA drug approvals over the past decade.

Clinical trial endpoint data refers to the specific outcomes or events that are measured to determine whether the treatment or intervention being studied is effective and safe.  Pharma and biotech customers increasingly depend on high-quality endpoint data to evaluate therapeutic safety, efficacy, and value—both during drug development and after approval. This data is essential for regulatory success, evidence-based pricing and reimbursement decisions, as well as R&D pipeline development.

The industry-leading solutions offered by Clario include electronic clinical outcome assessments (eCOA), medical imaging, cardiac solutions, respiratory assessments, and wearable data capture technologies designed to ensure the scientific integrity and regulatory compliance of clinical trial outcomes. Clario operates globally and has approximately 4,000 colleagues. For the full year 2025, Clario is expected to generate approximately $1.25 billion of revenue.

“Clario is an outstanding strategic fit, enabling faster, more informed drug development through differentiated technology and data intelligence solutions,” said Marc N. Casper, chairman, president and chief executive officer of Thermo Fisher Scientific. “At Thermo Fisher, we come to work every day thinking about how we can further advance our customers’ important work, and by adding these high-growth capabilities, we will deliver even deeper clinical insights to our customers and further accelerate the digital transformation of clinical research.”

Casper added, “We’ve long admired Clario and this acquisition underscores our disciplined capital deployment strategy, which has an outstanding track record of creating shareholder value. We look forward to welcoming Clario’s colleagues to Thermo Fisher.”

”This strategic transaction will power the continued expansion of Clario’s differentiated digital endpoint platform and proprietary suite of AI tools,” said Chris Fikry, M.D., chief executive officer at Clario. “Thermo Fisher Scientific’s global scale and extensive relationships with key decision makers across large pharma and biotech will fuel expansion of our comprehensive clinical trial platform. We are certain this will benefit our clients and, ultimately, patients.”

Benefits of the Transaction

Creates Meaningful Benefits for Pharma and Biotech Customers
Pharma and biotech companies are conducting more clinical trials than ever before, with increasing complexity, driving greater demand for endpoint data to assess therapeutic safety, effectiveness and value. Clario’s platform is highly complementary to Thermo Fisher’s clinical research offerings, enabling customers to gain critical insights from patient data to improve decision making, accelerate innovation and drive greater productivity.

Further Expands Company’s Digital and Data Capabilities with Leading Technology and Expertise
This acquisition further expands Thermo Fisher’s digital and data capabilities and strengthens Thermo Fisher’s use of artificial intelligence to accelerate clinical research, enhance data-driven insights and deliver greater efficiency across the drug development process—helping customers bring new therapies to patients faster and ultimately enhancing the return on R&D investments for our pharma and biotech customers.

Delivers Attractive Financial Benefits
The attractive financial profile of Clario and expected synergy realization make the returns on this transaction very compelling with a double-digit internal rate of return. The acquisition is immediately accretive to Thermo Fisher’s adjusted operating margin and adds $0.45 of adjusted EPS1 in the first year after close. Under Thermo Fisher’s ownership, the business is expected to grow high single-digits. Thermo Fisher expects to deliver approximately $175M of adjusted operating income1 from synergies by year 5 following close, primarily from revenue synergies that the combined capabilities will unlock.

In addition to the initial cash purchase price at closing, Thermo Fisher has agreed to pay $125 million in January 2027. Thermo Fisher has also agreed to pay up to $400 million of earn-out payments based on the performance of the business in 2026 and 2027. Should the earn-out milestones be achieved, the return profile will be even stronger for this acquisition.

Approvals and Financing
The transaction is expected to be completed by the middle of 2026, subject to customary closing conditions and regulatory approvals. To fund the transaction, Thermo Fisher intends to use proceeds from debt financing and cash on hand. Upon close, Clario will become part of Thermo Fisher’s Laboratory Products and Biopharma Services segment.

1 Adjusted earnings per share and adjusted operating income are non-GAAP measures that exclude certain items detailed later in this press release under the heading "Use of Non-GAAP Financial Measures."

Advisors
For Thermo Fisher, WilmerHale is serving as principal deal counsel and Axinn and Freshfields as regulatory counsel. For Clario, Evercore is serving as lead financial advisor and Latham & Watkins as deal counsel.

About Thermo Fisher Scientific

Thermo Fisher Scientific Inc. is the world leader in serving science, with annual revenue over $40 billion. Our Mission is to enable our customers to make the world healthier, cleaner and safer. Whether our customers are accelerating life sciences research, solving complex analytical challenges, increasing productivity in their laboratories, improving patient health through diagnostics or the development and manufacture of life-changing therapies, we are here to support them. Our global team delivers an unrivaled combination of innovative technologies, purchasing convenience and pharmaceutical services through our industry-leading brands, including Thermo Scientific, Applied Biosystems, Invitrogen, Fisher Scientific, Unity Lab Services, Patheon and PPD. For more information, please visit www.thermofisher.com.

Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and other applicable securities laws. Each of the forward-looking statements we make in this press release involves risks and uncertainties, many of which relate to matters beyond our control and could cause actual results to differ materially from these statements.

Important factors that could cause actual results to differ materially from those indicated by forward-looking statements include risks and uncertainties relating to: risks affecting Thermo Fisher’s business generally, including changes in demand, macroeconomic conditions, and regulatory developments; the possibility that expected benefits related to recent or pending acquisitions, including the proposed acquisition of Clario, may not materialize as expected; the proposed acquisition of Clario being timely completed, if completed at all; regulatory approvals required for the transaction not being timely obtained, if obtained at all, or being obtained subject to conditions; Clario’s business experiencing disruptions as a result of the acquisition or due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, customers, other business partners, or governmental entities; difficulty retaining key employees; the outcome of any legal proceedings related to the proposed acquisition of Clario; and the parties being unable to successfully implement integration strategies or to achieve expected synergies and operating efficiencies within the expected time frames or at all. There can be no assurance that these expectations will prove correct.

A discussion of these and other risks that affect our business is contained in our most recent reports on Form 10-K and Form 10-Q, and in any subsequent filings with the SEC, under the heading “Risk Factors.” These filings are on file with the SEC and available in the “Investors” section of our website under the heading “SEC Filings.” These forward-looking statements are based on our current expectations and speak only as of the date of this press release. While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, whether as a result of new information, future developments, or otherwise, except as required by law.

Use of Non-GAAP Financial Measures
In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), Thermo Fisher uses certain non-GAAP financial measures, including adjusted EPS, and adjusted operating margin, which exclude certain transaction-related costs, including charges for the sale of inventories revalued at the date of acquisition and significant transaction costs; restructuring and other costs/income; amortization of acquisition-related intangible assets; certain other gains and losses that are either isolated or cannot be expected to occur again with any regularity or predictability, tax provisions/benefits related to the previous items, benefits from tax credit carryforwards, the impact of significant tax audits or events, equity in earnings of unconsolidated entities and the results of discontinued operations, as applicable. Thermo Fisher excludes the above items because they are outside of the company's normal operations and/or, in certain cases, are difficult to forecast accurately for future periods. Thermo Fisher believes that the use of non-GAAP measures helps investors to gain a better understanding of the company's core operating results and future prospects, consistent with how management measures and forecasts the company's performance, especially when comparing such results to previous periods or forecasts. Thermo Fisher does not provide GAAP financial measures on a forward-looking basis because we are unable to predict with reasonable certainty and without unreasonable effort items such as the timing and amount of future restructuring actions and acquisition-related charges as well as gains or losses from sales of real estate and businesses, the early retirement of debt and the outcome of legal proceedings. The timing and amount of these items are uncertain and could be material to Thermo Fisher’s results computed in accordance with GAAP.